UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2021

ENTERCOM COMMUNICATIONS CORP.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-14461	23-1701044
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2400 Market Street, 4th Floor Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 660-5610

(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, par value $.01 per share	ETM	New York Stock Exchange
Series A Junior Participating Convertible Preferred Stock, par value $0.01 per share
Series B Junior Participating Convertible Preferred Stock, par value $0.01 per share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of New Director

On February 16, 2021, the Board of Directors (the “Board”) of Entercom Communications Corp. (the “Company”), upon the recommendation of the Board’s Nominating / Corporate Governance Committee, increased the size of the Company’s Board of Directors from ten to eleven persons. The Board determined that the new directorship be in Board Class II with a term expiring at the Company’s 2022 annual meeting of shareholders or until such Director’s successor is duly elected and qualified.

The Board then, upon the recommendation of the Board’s Nominating / Corporate Governance Committee, elected Monique L. Nelson (age 46) as a Director of the Company to fill the newly created vacancy. Ms. Nelson has not yet been appointed to serve on any Board committee.

Following her election, the Board determined that Ms. Nelson has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Board therefore determined Ms. Nelson to be independent in accordance with the applicable NYSE and SEC rules and regulations.

Since May 2012, Ms. Nelson has served as the Chair and Chief Executive Officer of UWG Inc., the country’s longest-standing multicultural advertising and marketing agency.

Ms. Nelson is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Securities and Exchange Commission’s Regulation S-K. There are no arrangements or understandings between Ms. Nelson and any other persons pursuant to which she was selected as a director.

Ms. Nelson will be compensated pursuant to the Company’s Non-Employee Director Compensation Policy. In connection therewith, upon her election to the Board, Ms. Nelson was awarded an initial equity compensation grant of 4,249 restricted stock units. The terms of such equity awards are as otherwise provided in the Non-Employee Director Compensation Policy.

Item 9.01.	Exhibits

(d)	Exhibits

Exhibit No.	Title

99.1	Entercom Communications Corp.’s Press Release, issued February 17, 2021.

104	Cover Page Interactive Data File (embedded within the XBRL file).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entercom Communications Corp.

By:	/s/ Andrew P. Sutor, IV
Andrew P. Sutor, IV
Executive Vice President

Dated: February 18, 2021